Exhibit 77 0

          Common Sense Trust - Common Sense II Growth and Income Fund

                      Underwritings Pursuant to Rule 10f-3


1.   Name of Issuer:               Intimate Brands, Inc.
     Securities Acquired from:     Goldman Sachs
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 40,000,000
     Number of Shares Purchased:   4,800
     Price Per Share:              $17.00
     Purchase Date:                10-23-95

2.   Name of Issuer:               Portugal Telecom
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,000,000
     Number of Shares Purchased:   400
     Price Per Share:              $18.725
     Purchase Date:                6-1-95

3.   Name of Issuer:               Browning Ferris Ind. ACES
     Securities Acquired from:     Golman Sachs
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 10,000,000
     Number of Shares Purchased:   2,600
     Price Per Share:              $35.625
     Purchase Date:                6-28-95

4.   Name of Issuer:               Telecommunications Intrl.
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 20,000,000
     Number of Shares Purchased:   10,000
     Price Per Share:              $16.00
     Purchase Date:                7-12-95

5.   Name of Issuer:               Horace Mann Educators Corp.
     Securities Acquired from:     First Boston
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,079,345
     Number of Shares Purchased:   4,000
     Price Per Share:              $23.375
     Purchase Date:                7-19-95


6.   Name of Issuer:               De Bartolo Realty Corp.
     Securities Acquired from:     Morgan Stanley
     Syndicate Members:            Robinson-Humphrey Co., Inc.
     Number of Shares in Offering: 6,000,000
     Number of Shares Purchased:   2,000
     Price Per Share:              $14.250
     Purchase Date:                7-26-95

7.   Name of Issuer:               Eckerd Corporation
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Robinson-Humphrey Co., Inc.
     Number of Shares in Offering: 5,370,000
     Number of Shares Purchased:   4,300
     Price Per Share:              $32.250
     Purchase Date:                7-27-95

8.   Name of Issuer:               Time Warner PERCS
     Securities Acquired from:     Morgan Stanley
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 12,057,561
     Number of Shares Purchased:   3,500
     Price Per Share:              $31.00
     Purchase Date:                8-9-95